EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-141996 on Form S-3 of ES Bancshares, Inc. of our report dated March 26, 2008 appearing in this Annual Report on Form 10-KSB of ES Bancshares, Inc. for the year ended December 31, 2007.

/s/ Crowe Chizek and Company LLC

Livingston, New Jersey
March 26, 2008